Exhibit 99.2
SS&C Technologies, Inc.
Unaudited Pro Forma Combined Condensed Financial Statements
Basis of Presentation
The following unaudited pro forma combined condensed financial statements give effect to the acquisition by SS&C Technologies, Inc. (the “Company”) of the assets and certain liabilites of Micro Design Services, LLC (“MDS”) on October 1, 2008. The unaudited pro forma balance sheet is based on the individual balance sheets of the Compay and MDS and has been prepared to reflect the acquisition by the Company of MDS as of September 30, 2008. The unaudited pro forma statements of operations are based on the individual statements of operations of the Company and MDS and combine the results of operations of the Company and of MDS for the year ended December 31, 2007 and the nine months ended September 30, 2008 as if the acquisition occurred on January 1, 2007.
These unaudited pro forma combined condensed financial statements reflect a preliminary allocation of the purchase price to the assets and liabilities acquired based on currently available information. The actual allocation of purchase price and the effect on income from operations may differ from the pro forma amounts included herein.
These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and MDS. The pro forma financial statements are for informational purposes only and do not necessarily reflect future results of operations or what the results of operations would have been had the Company and MDS been operating as a combined entity for a specified period. The pro forma adjustments are based on the information and assumptions available at the time of the filing.

SS&C TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
SEPTEMBER 30, 2008
(in thousands)
(unaudited)

			Pro Forma
	Historical	Historical	Adjustments		Pro Forma
	SS&C Technologies	MDS	(Note 2)		Combined
Current Assets:
Cash and cash equivalents	$30,330	$45	$(17,800	)(a), (b)	$12,575
Accounts receivable, net	46,195	1,283	(216	)(b)	47,262
Prepaid expenses and other current assets	7,616	41	(39	)(g)	7,618
Deferred income taxes	1,108	—			1,108

Total current assets	85,249	1,369	(18,055)		68,563

Property and equipment, net	15,268	67			15,335
Deferred charges & other assets	—	111	(111	)(b)	—
Goodwill	844,745	—	8,937	(c)	853,682
Intangible and other assets, net	220,364	42	7,825	(e)	228,231

TOTAL ASSETS	$1,165,626	$1,589	$(1,404)		$1,165,811

Current Liabilities:
Current portion of long-term debt	$2,156	$—	$—		$2,156
Accounts payable	3,462	45	(45	)(b)	3,462
Income taxes payable	5,905	—			5,905
Accrued employee compensation and benefits	11,069	80	(80	)(b)	11,069
Other accrued expenses	8,537	49	22	(b), (d)	8,608
Interest payable	8,029	—			8,029
Deferred maintenance and other revenue	32,839	119	(5	)(b)	32,953

Total current liabilities	71,997	293	(108)		72,182

Long-term debt, net of current portion	412,454	—			412,454
Other long-term liabilities	10,260	—			10,260
Deferred income taxes	57,261	—			57,261

Total liabilities	551,972	293	(108)		552,157

Commitments and contingencies

Stockholder’s equity:
Common stock	—	—			—
Additional paid in capital	575,915	—			575,915
Members’ capital	—	1,296	(1,296	)(f)	—
Accumulated other comprehensive income	16,926	—			16,926
Retained earnings	20,813	—			20,813

Total stockholder’s equity	613,654	1,296	(1,296)		613,654

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$1,165,626	$1,589	$(1,404)		$1,165,811

See accompanying notes

SS&C TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2007
(in thousands)

			Pro Forma
	Historical	Historical	Adjustments		Pro Forma
	SS&C Technologies	MDS	(Note 3)		Combined
Revenues	$248,168	$9,340	$—		$257,508

Cost of revenues	128,882	3,563	1,020	(a)	133,465

Operating expenses:
Selling, general & administrative	44,274	1,630	24	(b)	45,928
Research and development	26,282	—			26,282

Total operating expenses	70,556	1,630	24		72,210

Income from operations	48,730	4,147	(1,044)		51,833

Interest and other (expense) income, net	(42,613)	44	(893	)(c)	(43,462)

Income before income taxes	6,117	4,191	(1,937)		8,371

(Benefit) provision for income taxes	(458)	—	812	(d)	354

Net income	$6,575	$4,191	$(2,749)		$8,017

See accompanying notes

SS&C TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2008
(in thousands)
(unaudited)

			Pro Forma
	Historical	Historical	Adjustments		Pro Forma
	SS&C Technologies	MDS	(Note 4)		Combined
Revenues	$211,719	$5,869	$—		$217,588

Cost of revenues	107,311	2,417	765	(a)	110,493

Operating expenses
Selling, general and administrative	35,390	1,428	18	(b)	36,836
Research and development	20,341	—			20,341

Total operating expenses	55,731	1,428	18		57,177

Income from operations	48,677	2,024	(783)		49,918

Interest and other (expense) income, net	(30,854)	24	(161	)(c)	(30,991)

Income before income taxes	17,823	2,048	(944)		18,927

Provision for income taxes	5,491	—	387	(d)	5,878

Net income	$12,332	$2,048	$(1,331)		$13,049

See accompanying notes

Note 1 – The Transaction
On October 1, 2008, SS&C Technologies, Inc. (the “Company”) purchased substantially all the assets of Micro Design Services, LLC (“MDS”) for a purchase price of $17.75 million (subject to purchase price adjustments for changes in working capital) plus an estimated $0.1 million in costs of effecting the transaction and the assumption of certain liabilities.
The purchase price of the acquisition was allocated to the assets and liabilities based on their estimated fair values. The preliminary allocation of the purchase price is as follows (in thousands):

Current assets	1,108
Fixed assets	67
Other Assets	42
Intangible assets	7,825
Goodwill	8,937
Accounts payable and accrued expenses	0
Deferred revenues	(114)

17,865
Note 2 – Unaudited Pro Forma Combined Condensed Balance Sheet
The following adjustments were applied to the historical balance sheets of the Company and MDS at September 30, 2008 to arrive at the unaudited pro forma combined condensed balance sheet (in thousands):

(a) To record cash payment for the purchase of MDS.	17,755

(b) To eliminate MDS’ existing assets and liabilities that were not included in the purchase agreement.

(c) To record the goodwill from the purchase.	8,937

(d) To record an accrual for estimated transaction costs.	71

(e) To record intangible assets of MDS at new fair value basis. Identified intangible assets consist of completed technology ($2,300), customer relationships ($5,375) and tradenames ($150).	7,825

(f) To eliminate the equity accounts of MDS.

(g) To reclassify capitalized transaction costs to goodwill.	39
Note 3 — Unaudited Pro Forma Combined Condensed Statement of Operations for the Year ended December 31, 2007
The following adjustments were applied to the historical statements of operations for the Company and MDS for the year ended December 31, 2007 (in thousands):

(a) To record the following for the year ended December 31, 2007:
Amortization of purchased technology and acquired customer relationships.	1,020
The amortization of purchased technology and customer relationships has been calculated based on a fair value basis of $7,675, amortized over estimated lives ranging from six to eight years.

(b) To record the following for the year ended December 31, 2007:
Amortization of trade names.	24
The amortization of trade names has been calculated based on a fair value basis of $150, amortized over an estimated useful life of approximately six years.

(c) To record the following for the year ended December 31, 2007:
Decrease in interest income related to use of $17,865 in cash for the acquisition, using a 5.0% interest rate.	893

(d) To record the following for the year ended December 31, 2007:
Provision for income taxes on MDS’ net income, adjusted for pro forma entries, based on the Company’s domestic statutory tax rate of 36%.	812
Note 4 — Unaudited Pro Forma Combined Condensed Statement of Operations for the Nine Months ended September 30, 2008
The following adjustments were applied to the historical statements of operations for the Company and MDS for the the nine months ended September 30, 2008 (in thousands):

(a) To record the following for the nine months ended September 30, 2008:
Amortization of purchased technology and acquired customer relationships.	765
The amortization of purchased technology and customer relationships has been calculated based on a fair value basis of $7,675, amortized over estimated lives ranging from six to eight years.

(b) To record the following for the nine months ended September 30, 2008:
Amortization of trade names.	18
The amortization of trade names has been calculated based on a fair value basis of $150, amortized over an estimated useful life of approximately six years.

(c) To record the following for the nine months ended September 30, 2008:
Decrease in interest income related to use of $17,865 in cash for the acquisition, using a 1.2% interest rate.	161

(d) To record the following for the nine months ended September 30, 2008:
Provision for income taxes on MDS’ net income, adjusted for pro forma entries, based on the Company’s expected domestic statutory tax rate of 35%.	387